EXHIBIT 10.2

LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of June 27, 2002, effective as of March 30, 2002, by and between SENTO CORPORATION, and SENTO TECHNICAL SERVICES CORPORATION (jointly and severally the “Borrower”) and Silicon Valley Bank (“Bank”).

1.             DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Amended and Restated Loan and Security Agreement, dated December 22, 1999, as may be amended from time to time, (the “Loan Agreement”).  The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of Two Million Dollars ($2,000,000) and a Committed Equipment Line in the original principal amount of One Hundred Thousand Dollars ($100,000).  Pursuant to a Loan Modification Agreement dated April 28, 2000, the Committed Revolving Line was increased to Three Million Dollars ($3,000,000) and a Term Loan Commitment was incorporated, in the original principal amount of Five Hundred Thousand Dollars ($500,000). Additionally, pursuant to a Loan Modification Agreement dated November 7, 2000, the Term Loan Commitment was increased to Two Million Dollars ($2,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Indebtedness.”

2.             DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the “Existing Loan Documents”.

3.             DESCRIPTION OF CHANGE IN TERMS.

A.            Modification(s) to Loan Agreement.

1.                                       Section 6.6 entitled “Financial Covenants” is hereby amended in part to read as follows:

Borrower will maintain as of the last day of each month (unless otherwise noted):

(i)                                  Adjusted Quick Ratio. Effective as of the month ended March 30, 2002 through the month ending July 31, 2002, a ratio of Quick Assets to Current Liabilities minus Deferred Revenue and debentures of at least 1.50 to 1.00; for the month ending August 31, 2002, and thereafter, Borrower will maintain a ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 1.50 to 1.00.

2.                                       The following defined term under Section 13.1 entitled “Definitions” is hereby incorporated to read as follows:

“Current Liabilities” are the aggregate amount of Borrower’s Total Liabilities which mature within one (1) year.

4.             CONSISTENT CHANGES.  The Existing  Loan  Documents are hereby amended wherever necessary to reflect the changes described above.

5.             NO DEFENSES OF BORROWER. Borrower agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6.            CONTINUING VALIDITY.  Borrower understands and agrees that  in  modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness.  It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:	BANK:

SENTO CORPORATION	SILICON VALLEY BANK

By:	By:
Name:	Name:
Title:	Title:

SENTO TECHNICAL SERVICES CORPORATION

By:
Name:
Title:

SILICON VALLEY BANK

PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:	SENTO CORPORATION
SENTO TECHNICAL SERVICES CORPORATION

LOAN OFFICER:	Ron C. Sherman

DATE:	June 27, 2002

Documentation Fee	$250.00

TOTAL FEE DUE	$250.00

Please indicate the method of payment:

{ }  A check for the total amount is attached.

{ } Debit DDA#                        for the total amount.

{ } Loan proceeds

Borrower	(Date)

Silicon Valley Bank	(Date)
Account Officer’s Signature

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK
3003 Tasman Drive
Santa Clara, CA 95054

FROM:	SENTO CORPORATION
SENTO TECHNICAL SERVICES CORPORATION

The undersigned authorized officer of SENTO CORPORATION, and SENTO TECHNICAL SERVICES CORPORATION (jointly and severally the “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                           with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies
Interim consolidated financial statements + CC	Monthly within 30 days		Yes	No
10-Q, 10-K	Within 5 days after filing with SEC		Yes	No
A/R, A/P & BBC	Monthly within 20 days		Yes	No
A/R Audit	Annually		Yes	No

Financial Covenant	Required	Actual	Complies
Maintain on a Monthly Basis:
Minimum Quick Ratio (Adjusted)*	1.50:1.00	:1.00	Yes	No
Profitability	$0 *	$	Yes	No
Minimum Tangible Net Worth	$4,500,000 ***	$	Yes	No

Maintain on a Quarterly Basis:
Debt Service Coverage Ratio****	1.50:1.00	:1.00	Yes	No

*Effective as of the month ended March 30, 2002 through the month ending July 31, 2002, a ratio of Quick Assets to Current Liabilities monus Deferred Revenue and debentures of at least 1.50 to 1.00; for the month ending August 31, 2002, and thereafter, Borrower will maintain a ratio of Quick Assets to Current Liabilities minus Deferred  Revenue of at least 1.50 to 1.00.

**Borrower shall not incur a loss for any two consecutive months, and shall not incur an aggregate loss for any fiscal quarter, provided, however, the Profitability covenant shall not be tested for the month ending April 30, 2002 through the month ending June 30, 2002, For purposes of this covenant, “loss” shall mean net income after taxes of less than $0.00, as reported on Borrower’s consolidated financial statements.

***Tangible Net Worth to be tested for the months ending April 30, 2002 through August 31, 2002.

****The Debt Service Coverage covenant shall not be tested for the quarter ending June 30, 2002.

Borrower only has deposit accounts located at the following institutions:

Comments Regarding Exceptions: See Attached.	BANK USE ONLY
Received by:
Sincerely,		AUTHORIZED SIGNER
Date:

BORROWER:	Verified:
AUTHORIZED SIGNER
SENTO CORPORATION	Date:

	Complaince Status:	Yes No
By:
Name:
Title:

SENTO TECHNICAL SERVICES CORPORATION

By:
Name:
Title:

Date: